SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT




                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934




                            September 23, 1994
                              Date of Report
                    (Date of earliest report reported)





                          FLEMING COMPANIES, INC.
          (Exact name of Registrant as specified in its charter)





          OKLAHOMA                    1-8140                 48-0222760
(State or other jurisdiction      (Commission File         (IRS  Employer
     of incorporation)                  Number)            Identification
                                                              Number)




                    6301 Waterford Boulevard, Box 26647
                       Oklahoma City, Oklahoma 73126
                 (Address of Principal Executive Offices)




                             (405)  840-7200
                      Registrant's telephone number,
                            including area code

Item 5. Other events - On September 23, 1994, the company announced that its third quarter and full year 1994 results will be below expectations.

Third quarter earnings will be adversely affected by greater than expected losses from certain company-owned stores, a higher effective tax rate and lower wholesale sales in certain divisions. In addition, the company expects an adverse LIFO effect, larger losses from equity investments and increased credit loss expense in the quarter compared to the prior year.

Company-owned retail store results are adversely affected by increased expenses incurred to reformat all 21 stores in Florida acquired in September 1993 prior to the expected seasonal increase in their revenues, and the acquisition in July of the majority interest in Consumers Markets, Inc. (23 stores). Both groups present turnaround opportunities.

The company did not expect recently acquired Scrivner to contribute to earnings for the first year of the acquisition due to duplicate expenses to be elimi-nated, interest expense on the acquisition debt, and the amortization of re-lated goodwill. The company's effective tax rate will be increased due prin-cipally to Scrivner operations in states with higher tax rates, lower than expected pretax earnings, and increased nondeductible goodwill amortization.

Sales comparisons, exclusive of Scrivner operations, will continue to be adversely impacted by the loss of Albertson's business; the partial loss of Megafoods' and Wall-Mart's business; and the sale of the New Jersey operations of Royal Food Distributors.

Credit losses, exclusive of the previously announced $6.5 million resulting from the recent Megafoods bankruptcy, are expected to be somewhat higher for the quarter versus the prior year.

Management is disappointed that a number of adverse factors have combined to cause a dramatic reduction in expected results for the quarter. Any earnings to be realized will substantially depend on the results of the final four-week period of the quarter ending October 1. Because some of the identified factors may continue for the balance of the year, management is presently unable to predict results for the quarter or the full year.

The company is moving quickly to assimilate Scrivner, consolidate operations, and implement re-engineering. The company is, however, in a transition period during which it is incurring duplicate expenses for these activities.

                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              FLEMING COMPANIES, INC.



                              By:  /s/ Donald N. Eyler
                                   Donald N. Eyler
                                   Senior Vice President-Controller


Date:         September 28, 1994